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                                                                   EXHIBIT 10.10

                        SUN MICROSYSTEMS COMPUTER COMPANY
              SOURCE CODE LICENSE AND BINARY DISTRIBUTION AGREEMENT

            THIS SOURCE CODE LICENSE AND BINARY DISTRIBUTION AGREEMENT including Exhibits ("Agreement") is made to be effective as of the 1st day of July, 1996 (the "Effective Date"), by and between Sun Microsystems, Inc., a Delaware corporation and having its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 ("Sun"), and THOMSON SUN Interactive, LLC, a Delaware Limited Liability Company, having its principal place of business identified in Exhibit A and its successor corporation, OpenTV, Inc., a Delaware corporation (collectively, "TSI"), in connection with the transactions described in the Master Agreement dated May 17, 1996 between Sun TSI Subsidiary, Inc., a Delaware corporation and THOMSON multimedia S.A., a French corporation ("Master Agreement"). The recitals in the Master Agreement are incorporated by reference into this Agreement.

1. DEFINITIONS

      1.1. "Affiliate" of any party means any Person controlling, under common control with, or controlled by the referenced party hereto. A Person shall be deemed to control another Person if such Person owns, directly or indirectly, more than fifty percent (50%) of the voting stock of the second Person or has the power, directly or indirectly, to elect or remove a majority of the members of the Board of Directors, trustees or comparable governing body of such second Person.

      1.2. "API Compatibility Requirement" means that TSI and each of its Qualified Subcontractors and Distributors maintain compatibility to Sun's Application Programming Interface ("API") call parameters, as such API call parameters are disclosed and documented by Sun in its product and engineering literature as of July 1, 1996. Maintaining compatibility includes the right of TSI, its Qualified Subcontractors or Distributors to create and utilize API's that are a superset of the Sun API as of July 1,1996, but modifications to the Sun API as of July 1, 1996 or creation of a subset thereof, is not permitted. The API Compatibility Requirement applies to any disclosure or authorization to use, by TSI or its Distributors, to its or their customers of the API of the Licensed Software to an application.

      1.3. "Benchmark Data" means results of tests or evaluations of the Sun Technology, including but not limited to usability, functionality, performance, performance against standard benchmarks, and/or quality information, data, or output.

      1.4. "Binary Code" means machine-readable, executable code of a computer program.

      1.5. "Confidential Information" means (a) the Licensed Software and Derivative Works thereof in Source Code form, (b) any and all other information relating to the Licensed Software which is disclosed by Sun to TSI orally, electronically, visually, or in a document or other tangible form, which is either identified as or should be reasonably understood to be confidential and/or proprietary, (c) any test results, error data, or other reports including Benchmark Data made by TSI in connection with the license rights granted under this Agreement, (d) any notes, extracts, analyses, or materials prepared by TSI which are copies of or Derivative Works of the Confidential Information or from which the substance of the Confidential Information can be inferred or otherwise understood, and (e) the terms and

-------------
* Indicates that confidential treatment has been granted for that portion of the text as marked and that the confidential portion has been filed separately with the U.S. Securities and Exchange Commission.

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conditions of this Agreement. "Confidential Information" does not include information received from Sun which TSI can clearly establish by written evidence (a) is or becomes rightfully known by TSI without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public through no act or omission of TSI; or (c) is independently developed by TSI without use of the Confidential Information.

      1.6. "Derivative Work" means: (a) for copyrightable or copyrighted material (including materials subject to mask work rights), a work which is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such pre-existing works may be recast, transformed, or adapted; (b) for patentable or patented materials, any adaptation, addition, improvement, or combination; and (c) for material subject to trade secret protection, any new material, information, or data relating to and derived from such existing trade secret material, including new material which may be protectable by copyright, patent, or other proprietary rights. Notwithstanding the foregoing, an otherwise original work shall not be deemed to be a Derivative Work of the Licensed Software solely by virtue of the fact that it interfaces with the Licensed Software through the API's of the Licensed Software or a superset of the API's developed in conformance with the API Compatibility Requirement.

      1.7. "Developed Products" means the Binary Code form of products which include the Licensed Software or Derivative Works of the Licensed Software developed by TSI, Qualified Subcontractors and/or Distributors for distribution in accordance with this Agreement.

      1.8. "Distributor" means any entity which is under a contractual obligation as set forth in this Agreement with TSI to distribute Developed Products directly or indirectly to End Users in accordance with Section 3.4 of this Agreement.

      1.9. "Documentation" means materials related to the Licensed Software which Sun delivers to TSI hereunder as more particularly described in Exhibit A, and any other such materials as Sun may deliver hereunder from time to time.

      1.10. "End User" means an end user licensed to use the Developed Products under an End User Binary Code License with TSI or a Distributor.

      1.11. "End User Binary Code License" means the license agreement used by TSI or a Distributor to license the Developed Products to End Users and which agreement must include the material terms set forth in Exhibit B.

      1.12. "Error" means any reproducible failure of Licensed Software to conform in any material respect to its functional or performance specifications or Documentation therefor, as the same may be amended and/or supplemented from time to time.

      1.13. "Error Correction" means an action taken which, whether in the form of a modification, addition, procedure, or routine, when taken or observed, establishes material conformity to the current specifications and Documentation therefor or eliminates the practical adverse effect of an Error in the regular operation of the software in question.

      1.14. "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired, including all (a) patent rights; (b) rights associated with works of authorship including copyrights and mask work rights; (c) rights relating to the protection of trade secrets and confidential information; and (d) any right analogous to those set


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forth herein and any other proprietary rights relating to intangible property;
but specifically excluding trademarks, service marks, trade dress, trade names, and design patent rights.

      1.15. "Licensed Software" means the Source Code and Binary Code forms of the software specifically identified in Exhibit A, including any Error Corrections and any related Documentation delivered to TSI during the term of this Agreement. In addition, Licensed Software shall include any Updates to the Licensed Software or additional software delivered to TSI during the term of this Agreement.

      1.16. "LLC Agreement" means the Limited Liability Company Agreement of THOMSON SUN Interactive, LLC dated effective as of the Effective Date.

      1.17. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work whether or not such would be prejudicial to the author's honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right.

      1.18. "Person" means any individual, corporation, partnership, association, trust or other entity or organization.

      1.19. "Qualified Subcontractor" means a Person (i) that is neither a current nor announced competitor of Sun's server products; and (ii) that provides services to TSI pursuant to a written agreement providing for TSI's ownership of all Derivative Works based on the Licensed Software, subject to the grant-back license to Sun described in Section 2.2 below.

      1.20. "Source Code" means code of a computer program that is not executable by a computer system directly but must be converted into machine language by compilers, assemblers, and/or interpreters.

      1.21. "Sun Technology" means Licensed Software and any information relating to the Licensed Software which is disclosed by Sun to TSI.

      1.22. "Updates" means later releases, modifications, enhancements, or extensions to the Licensed Software, other than Error Corrections.

2. OWNERSHIP

      2.1. Ownership Of Sun Technology. TSI acknowledges and agrees that, as between the parties, Sun is and will be the sole and exclusive owner of all right, title, and interest in and to the Sun Technology and all associated Intellectual Property Rights, and that TSI acquires no interests under this Agreement to any Sun Technology or any Intellectual Property Rights therein, other than the limited interests specifically granted in this Agreement. TSI agrees to and hereby does assign to Sun without additional compensation any and all right, title, and interest it may have or obtain in and to such Sun Technology and associated Intellectual Property Rights.

      2.2. Ownership Of Derivative Works, Grant-Back License. As between the parties, TSI is and will be the sole and exclusive owner of all right, title, and interest in and to Derivative Works it creates and all associated Intellectual Property Rights, subject to the underlying rights of Sun in the Sun Technology upon which such Derivative Works are based. TSI hereby grants and agrees to grant to Sun a royalty-free, worldwide, non-exclusive, perpetual license under any


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Intellectual Property Rights now owned or hereafter owned or licensable by TSI which cover any Derivative Works created by or on behalf of TSI to make, have made, use, copy, display, adapt, distribute and create Derivative Works of any and all Derivative Works created by or on behalf of TSI.

      2.3. No Limitation On Use. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of Sun to encumber, transfer, license, access, reference, use, or practice the Sun Technology in any way for any purpose or use (subject only to the rights specifically granted TSI hereunder), including without limitation the use, licensing, and/or registration of the Sun Technology anywhere in the world for any purpose or use in connection with the development, manufacture, distribution, marketing, promotion, and sale of any products.

3. LICENSE GRANT; LIMITATIONS AND OBLIGATIONS

      3.1. Grant To TSI. Subject to all limitations and obligations set forth in this Agreement, Sun grants to TSI a worldwide, irrevocable (subject to Sections
5.2 and 5.3 below), **************** **************** ******* ** ********* **
******* ****** ************** license to:

            (a) use, make, have made, display, adapt, modify, and copy the Licensed Software;

            (b) create Derivative Works in conformance to the API Compatibility Requirement;

            (c) port, or have ported by a Qualified Subcontractor, the Licensed Software to other platforms;

            (d) sublicense or distribute Developed Products in Binary Code form and Documentation directly or through Distributors to End Users either (i) as a stand-alone product; or (ii) as bundled with a product; in either case in conformance to the API Compatibility Requirement; and

            (e) sublicense only the "client stub" portion of the Licensed Software in Source Code form to Distributors, with the right to use, modify and copy the same solely to create Developed Products in conformance to the API Compatibility Requirement and to further distribute Binary Code only of such Developed Products in accordance with this Agreement; TSI may not distribute or sublicense the "server" portion of the Source Code.

            The foregoing license may also be exercised by any wholly owned subsidiary of TSI.

      3.2. No Right to Grant Sublicenses; Use of Qualified Subcontractors. TSI has no right, and agrees not, to sublicense or transfer (other than as permitted in Section 12.6) any of its rights under the foregoing license, provided, however, that, subject to the terms and conditions of this Agreement, TSI may utilize the services of Qualified Subcontractors to assist TSI in the exercise of its rights under Sections 3.1(a) & (c) of the foregoing license and may sublicense Distributors the rights under Section 3.1(c) of the foregoing license, and may provide access to such Qualified Subcontractors and Distributors to the Licensed Software as such Qualified Subcontractors or Distributors have a need to know only pursuant to a written agreement, which agreement will:


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            (i) contain all of the same limitations and restrictions, including but not limited to confidentiality restrictions, of this Agreement;

            (ii) require that only persons who have a need to know will have access to the Licensed Software;

            (iii) require that all of the Licensed Software provided to such Qualified Subcontractor or Distributor, as the case may be, shall be utilized by the Qualified Subcontractor or Distributor solely for the development of the indicated products of TSI or Distributor and will be returned to TSI upon completion or other termination of such development;

            (iv) disclaim on the part of such Qualified Subcontractor or Distributor any and all rights in the Licensed Software or any Confidential Information, other than the right to use the same for development of products on behalf of TSI or Distributor;

            (v) contain an assignment and an agreement to assign to TSI all right, title and interest in and to all products and other work product created by such Qualified Subcontractor or Distributor and all Intellectual Property Rights therein; and

            (vi) contain a provision waiving and agreeing never to claim or assert any and all Moral Rights with respect to any such products and other work product.

      3.3. Embedded Third Party Rights. Sun represents to TSI that, to the best of Sun's knowledge as of the Effective Date, the Licensed Software does not infringe the copyright or trade secret rights of any third party. Sun makes no representation or warranty, however, with respect to whether the Licensed Software may or may not infringe the patent rights, trademark rights, or other intellectual property rights of any third party.

      3.4. End User License Terms. Prior to TSI furnishing any Developed Products to one of its Distributors, TSI shall obtain a signed agreement from such Distributor, the terms and conditions of which shall be consistent with the relevant terms and conditions of this Agreement. Prior to TSI and any Distributor furnishing any Developed Products to one of its End Users, TSI and any Distributor shall obtain a signed agreement from or provide a "shrink-wrap" agreement to each End User incorporating the material terms and conditions of the End User Binary Code License attached as Exhibit B.

      3.5. No Other Rights. Other than the limited rights granted in this Agreement, TSI acquires no right, title, or interest in or to the Sun Technology.

4. DELIVERY, INSTALLATION, ACCEPTANCE, AND RISK OF LOSS

      4.1. Delivery Of Licensed Software. TSI acknowledges that Sun has previously delivered to TSI, and TSI has received and accepted, the Licensed Software.

      4.2. Future Versions. Upon request of TSI, Sun agrees to negotiate in good faith with TSI to license to TSI on commercially reasonable terms, in both Binary Code and Source Code forms, future versions of the Licensed Software or Error Corrections or Updates thereto that Sun may make commercially available from time to time, subject to TSI's agreement to conform to the API Compatibility Requirement as to any revised Sun API that may be utilized in connection with such new version, Error Correction or Update.

      4.3. Installation. TSI shall be solely responsible for installation of the Licensed Software.


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      4.4. Notice Of Errors. TSI shall promptly inform Sun's contact identified in Exhibit A regarding any Errors it may detect in the Licensed Software.

      4.5. License to Developed Technology. Upon request of Sun, TSI agrees to negotiate in good faith with Sun to license to Sun on commercially reasonable terms any Error Corrections, Derivative Works, and/or Developed Products of or to the Licensed Software made by or for TSI or any Distributor and any documentation therefor, in both Binary Code and Source Code forms.

      4.6. Disclosure Of Benchmark Data. In the event TSI desires to disclose Benchmark Data to any third party, TSI shall notify Sun of its desire to disclose such Benchmark Data and shall deliver same to Sun. Upon Sun's consent, which consent shall not be unreasonably withheld, TSI may release such Benchmark Data to third parties.

5. TERM AND TERMINATION

      5.1. Term. The term of this Agreement and the licenses granted to TSI hereunder will be the same as the term of the LLC Agreement, subject to extension of the term, or termination prior to expiration of the term, of the LLC Agreement pursuant to its terms (which will thereby automatically extend the term of, or terminate, as the case may be, this Agreement); provided, however, that in the event of a Roll Up (as defined in the LLC Agreement), initial public offering, or acquisition of TSI, a majority of its stock or substantially all of its assets (an "Upside Event"), then, notwithstanding any related expiration or termination of the LLC Agreement, this Agreement shall continue in effect for the life of any successor or acquiring entity and may be assigned to such successor or acquiring entity. TSI will give Sun prompt written notice of such proposed assignment in connection with such proposed Upside Event.

      5.2. Termination

            (a) Sun may terminate the licenses granted in this Agreement upon thirty (30) days advance written notice in the event that TSI exceeds the scope of such licenses or otherwise breaches any material obligations hereunder with respect to the Licensed Software, and such breach remains uncured at the end of such thirty (30) day period.

            (b) TSI may terminate the licenses granted in this Agreement for any reason or for no reason upon written notice to Sun.

            (c) Upon any termination by either party under this Section 5.2, TSI will thereupon cease all use of the Sun Technology and destroy or return to Sun any tangible embodiments of the same in TSI's possession or under its control, but no such termination will affect the right or ability of TSI's customers to use products of TSI previously distributed by TSI in accordance with this Agreement. Notwithstanding the foregoing, TSI shall have the right to dispose of all stock on hand of Developed Products which embody the Licensed Software for a period of six months after such termination.

      5.3. Effect of Expiration. TSI agrees that in case of expiration of this Agreement, all of TSI's rights under this Agreement will automatically cease and be deemed rescinded and terminated as of the date of such expiration and TSI will thereupon cease all use of the Sun Technology, and all manufacture, use, sale and distribution of products based in whole or in part thereon. Notwithstanding the foregoing, TSI shall have the right to dispose of all stock on hand of Developed Products which embody the Licensed Software for a period of six months after


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such expiration. In no event, however, will expiration of this Agreement or the licenses granted hereunder affect the right or ability of TSI's customers to use products of TSI previously distributed by TSI in accordance with this Agreement.

      5.4. No Waiver of Damages; No Damages for Termination. Termination under this Section 5 will not be deemed a waiver or election of remedies by Sun with respect to any breach that gave rise to such termination or existed at the time of such termination. In addition, SUN WILL NOT BE LIABLE TO TSI FOR DAMAGES OF ANY KIND INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES MERELY ON ACCOUNT OF TERMINATION OF THIS AGREEMENT FOR ANY REASON WHATSOEVER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      5.5. Survival. The provisions set forth in Sections 2, 5.2, 5.3, 5.4, 5.5, 7, 8, 9, 10, 11, and 12 shall survive termination or expiration of the Agreement.

6. SUPPORT AND UPDATES

      6.1. No Updates. Sun shall have no obligation to provide Updates to TSI. Any Updates provided in Sun's discretion may require payment of license fees and/or royalties.

      6.2. No Support For Sun Technology. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, Sun shall have no obligation to provide support for the Sun Technology. ** ********* *** ** ***** ** **********
** ******** ******* ************* ** ******* ***** *********** *** *** ***
*********** Error Corrections may be supplied by Sun from time to time, in Sun's sole discretion.

      6.3. No Support For Derivative Works. TSI acknowledges and agrees that it shall be solely responsible for maintaining and supporting any Derivative Works, including but not limited to Developed Products, and TSI shall be responsible for all engineering resources necessary for such maintenance and support. TSI shall not refer its customers to Sun for support.

7. COPYRIGHT NOTICES

      7.1. Included Notices. In the exercise of the rights and licenses granted in this Agreement, TSI agrees not to alter any copyright notices and/or other proprietary rights notices included on or embedded in the Licensed Software. In addition, TSI agrees to label all documentation of the Developed Products with the following label, and to embed within each copy of the Developed Products in ASCII form the following label, or such other label as Sun may from time to time request:

      "Portions copyright symbol (C) 199__ Sun Microsystems, Inc. All rights reserved. Use is subject to license terms. Sun, Sun Microsystems, the Sun Logo, are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries. RESTRICTED RIGHTS: Use, duplication, or disclosure by the U.S. Government is subject to restrictions as provided in DFARS 227.7202-1(a) and 227.7202-3(a) (1995), DFARS 252.227-
      7013(c)(1)(ii) (OCT 1988), FAR 12.212(a) (1995), FAR 52.227-19, or FAR
      52.227-14 (ALT III), as applicable. Sun Microsystems, Inc."

      In addition, TSI shall comply with all reasonable requests by Sun to include copyright and/or other proprietary rights notices on any part of the Sun Technology.


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8. CONFIDENTIAL INFORMATION

      8.1. Confidential Information. TSI shall not disclose Confidential Information to any third party other than Qualified Subcontractors or Distributors as permitted hereunder, and shall protect and treat all Confidential Information with the same degree of care as it uses to protect its own confidential information of like importance, but in no event less than reasonable care. Except as expressly provided in Article 3, TSI shall not use, make, or have made any copies of Confidential Information, in whole or in part, without the prior written authorization of Sun. TSI shall disclose Confidential Information only to its employees and Qualified Subcontractors or Distributors having a need to know for the purposes of this Agreement. TSI shall notify and inform such employees and Qualified Subcontractors or Distributors of TSI's limitations, duties, and obligations regarding use, access to, and nondisclosure of Confidential Information. TSI agrees to notify Sun immediately after learning of or having reason to suspect a breach of any of the proprietary restrictions set forth in this Article 8. In the event that TSI or a Qualified Subcontractor or Distributor is required to disclose Confidential Information pursuant to law, TSI shall notify Sun of the required disclosure with sufficient time to seek relief, cooperate with Sun in taking appropriate protective measures, and shall make such disclosure in the fashion which maximizes protection of the Confidential Information from further disclosure. This Article 8 will not affect any other confidential disclosure agreement between the parties.

      8.2. Employees And Qualified Subcontractors. TSI shall inform its employees and/or Qualified Subcontractors and Distributors having access to Confidential Information of the limitations, duties, and obligations regarding non-disclosure of Confidential Information imposed by (a) this Agreement, and/or
(b) third parties who have supplied information and/or technology to Sun. TSI shall obtain or have obtained its employees' and/or Qualified Subcontractors' or Distributors' agreements to comply with such limitations, duties, and obligations.

      8.3. Breach By Sublicensees. If any Distributor, End User or Qualified Subcontractor fails to fulfill one or more of its material obligations which this Agreement requires to be incorporated into its agreement with TSI and/or with any Distributor, which failure may materially jeopardize Sun's rights and interests in and to any Sun Technology, Sun may, at its election and in addition to any other remedies that it may have, notify TSI in writing of such breach and require TSI or a Distributor to terminate all the rights sublicensed from Sun under this Agreement on not less than sixty (60) days' written notice to such Distributor or End User, unless within the period of such notice all breaches specified therein shall have been remedied. Should TSI not take such action or be unsuccessful, Sun may undertake enforcement directly against the breaching Distributor, End User or Qualified Subcontractor.

9. DISCLAIMER OF WARRANTIES

      TSI acknowledges that ALL INFORMATION SUPPLIED BY SUN UNDER THIS AGREEMENT, INCLUDING WITHOUT LLMITATION THE SUN TECHNOLOGY, IS PROVIDED BY SUN "AS IS" AND WITHOUT WARRANTY OF ANY KIND. SUN HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SAME, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. No agent of Sun is authorized to incur warranty obligations


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on behalf of Sun or modify the limitations as set forth in this Section 9. TSI acknowledges that Sun's willingness to grant the license rights granted hereunder to TSI is expressly conditioned on its ability to disclaim and exclude such warranties and to limit its liabilities as set forth below.

10. LIMITATION OF LIABILITY

      10.1 Limitation Of Liability. EXCEPT *** ****** ** ******** * ** * ******
******* ***** *** TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW:

            A. NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OR IN TORT (INCLUDING NEGLIGENCE), EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

            B. LIABILITY FOR DAMAGES SHALL BE LIMITED AND EXCLUDED, EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

      10.2 Infringement. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY SUN THAT THE SUN TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. SUN HEREBY EXPRESSLY DISCLAIMS AND SHALL NOT BE RESPONSIBLE FOR ANY LIABILITY ARISING AS A RESULT OF OR IN CONNECTION WITH ANY CLAIM OR SUIT ALLEGING THAT THE USE OF SUN TECHNOLOGY INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

      10.3. Aircraft Product And Nuclear Applications. Sun Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation, or aircraft communications; or in the design, construction, operation, or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. TSI represents and warrants that it will not use or resell Sun Technology for such purposes, and that it will use its best efforts to ensure that its customers and end-users of Developed Products are provided with a copy of the foregoing notice.

      10.4. Responsibility For Backup. TSI shall have the sole responsibility for adequate protection and backup of its data and/or equipment used with the Sun Technology and TSI shall not make any claim against Sun for lost data, re-run time, inaccurate output, work delays, or lost profits resulting from the use of the Sun Technology, or any portion thereof.

11. INDEMNIFICATION OF SUN

      TSI will hold Sun harmless and defend Sun against any claim brought against Sun based on or arising out of (i) a claim that Developed Products infringe the Intellectual Property Rights of third parties or (ii) TSI's or its Qualified Subcontractors' or Distributors' use, modification, distribution, sale, licensing or other disposition of the Sun Technology or Developed Products based thereon, and TSI will pay all damages and costs awarded by a court of final appeal attributable to any such claim, provided that Sun: (a) gives written notice of the claim to TSI; (b)


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gives TSI sole control of the defense and settlement of the claim; (c)
cooperates with TSI; and (d) has not compromised or settled such claim.

12. MISCELLANEOUS

      12.1. Further Assurances. TSI agrees to cooperate with Sun and take all reasonable actions required to vest and secure in Sun the ownership rights and appurtenant Intellectual Property Rights as provided in this Agreement. Should any such rights vest in TSI by operation of law or otherwise in a manner inconsistent with the parties' intentions as expressed in this Agreement, then TSI shall upon request by Sun promptly make the appropriate and necessary assignment of rights to Sun, and/or otherwise take all steps reasonably requested to conform the parties' respective ownership rights with this Agreement, including but not limited to the execution of recordable instruments and other documents necessary to perfect such assignments.

      12.2. Force Majeure. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform.

      12.3. Import And Export Laws. Sun Technology delivered under this Agreement is subject to U.S. export control laws and may be subject to export or import regulations in other countries. TSI agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import as may be required after delivery to TSI.

      12.4. Relationship Of The Parties. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

      12.5. Notices. All written notices required by this Agreement must be delivered to the addresses specified in Exhibit A by a means evidenced by a delivery receipt and will be effective upon receipt.

      12.6. Assignment Except for assignments in connection with an Upside Event as provided in Section 5.1 hereof, this Agreement and the licenses granted hereunder may not be assigned by TSI, in whole or in part (including by operation of law, in a merger or otherwise), without the prior written approval of Sun and any such purported assignment without such consent shall be void. The provisions of this Agreement bind and benefit a party's lawful successors and permitted assigns.

      12.7. Agreement For Benefit Of Parties. This Agreement is made for the benefit of the parties hereto, and not for the benefit of any third parties.

      12.8. Waiver Or Delay. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

      12.9. Headings. The headings used herein are for reference only and shall not be considered as substantive parts of this Agreement.

      12.10. Construction. This Agreement has been negotiated by the parties, each of which has been represented by counsel. This Agreement will be fairly interpreted in accordance with its terms, without any strict construction in favor of or against either party.

      12.11. English Language. The original of this Agreement has been written in English, and such version shall be the governing version of the Agreement. Each party waives any right it may have, if any, under any law or regulation to have this Agreement written in a language other than English.

      12.12. Provisions Found Invalid. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deemed omitted, unless such an omission would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case this Agreement shall terminate.

      12.13. Governing Law. Any action related to this Agreement will be governed by California law and controlling U.S. federal law, and the United Nations' Convention On Contracts For The International Sale Of Goods and the choice of law rules of any jurisdiction shall not apply.

      12.14. Injunctions. TSI agrees that any violation or threat of violation hereof will result in irreparable harm to Sun for which damages would not be an adequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, including without limitation the recovery of damages for breach of this Agreement, Sun shall be entitled to immediate equitable relief, including both interim and permanent injunctions, to prevent any unauthorized use or disclosure, and to such other and further equitable relief as the court may deem proper under the circumstances.

      12.15. U.S. Government Rights. Notwithstanding any preprinted license terms contained in the packaging or otherwise provided with the Licensed Software including any Documentation, all Licensed Software and Documentation are provided only under the terms and conditions of this Agreement. The FAR and/or DFAR or any other Agency provisions relating to Rights in Data, Computer Software and/or Technical Data do not apply, even though some of the terms of those provisions may be similar to provisions stated herein. Licensee shall not provide Licensed Software, Developed Products or technical data to any third party, including the U.S. Government, unless such third party accepts the following restrictions: All Developed Products and technical data to be provided directly or indirectly to the U.S. Government is subject to restrictions of FAR 52.227-14(g)(2)(6/87) and FAR 52.227-19(6/87), or DFAR 252.227-7015(b)(6/95) and
DFAR 227.7202-3(a). Licensee is responsible for ensuring that proper notice is given for all such third parties and that the Developed Products and technical data are properly marked.

      12.16. Entire Agreement. This Agreement is the parties' entire agreement relating to its subject matter except where the provisions of other agreements are expressly referred to. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations, and warranties relating to its subject matter, and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

      12.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative.

SUN MICROSYSTEMS, INC.                  THOMSON SUN INTERACTIVE, LLC


By: /s/ W. J. Raduchel                  By: /s/ Jan Steenkamp
   --------------------------------        -------------------------------------
   Name:  W. J. RADUCHEL                   Name:  JAN STEENKAMP
   Title: Chief Strategy Officer           Title: CEO
   Date:  1/24/97                          Date:  1-22-98

                                    EXHIBIT A

1. Licensee:

Company:                 THOMSON SUN Interactive, LLC and its successor
                         corporation, OpenTV, Inc.
Address:                 3401-A Hillview Ave.
City/State/Zip:          Palo Alto, CA 94304
Country:                 U.S.A.

2. Licensed Software:

Software:      Sun MediaCenter Media Stream Manager
Release No.:   Version 1.3
List Of Files:

Acl.c                    Log.h               Player.h          TitleLut.h
Acl.h                    Macros.h            Playhead.c        TitleMfs.c
ArrayOf.c                Makefile            Playhead.h        TitleMfs.h
ArrayOf.h                Makefile.client     Playlist.c        TitleToc.c
BinarySearch.c           MfsPath.c           Playlist.h        TitleToc.h
BinarySearch.h           MfsPath.h           Rpc.c             Types.h
DontEditThis             MfsStubs.c          Rpc.h             Version.c
File.c                   MsmClient.c         Rpc1.c            Version.h
File.h                   MsmClient.h         Rpc2.c            llib-lc
Forsign.h                MsmMain.c           SchedCall.c       llib-lthread
HashTable.c              MsmTime.c           SchedCall.h       msm.x
HashTable.h              MsmTime.h           SedScript         sed.typedefs
List.c                   Persist.c           Title.c           vname.csh
List.h                   Persist.h           Title.h
Log.c                    Player.c            TitleLut.c


3. Support:

      None.

4. Contacts:

For TSI:
Primary:          Jon Haass
Address:          3401-A Hillview Ave.
City/State/Zip:   Palo Alto, CA 94304
Country:          U.S.A.
Phone:            (650) 849-5500
Fax:              (650) 494-3961
E-mail:           jch@opentv.com

Secondary:        Vincent Dureau
Address:          3401-A Hillview Ave.
City/State/Zip:   Palo Alto, CA 94304
Country:          U.S.A.
Phone:            (650) 849-5500
Fax:              (650) 494-3961
E-mail            dureau@opentv.com


For Sun:
Name:             Michael DeMoney
Address:          901 San Antonio Road, MS UMPK 15-214
City/State/Zip:   Palo Alto, CA 94303
Country:          U.S.A.
                  (FedEx address:   100 Hamilton Avenue, Suite 300
                                    Palo Alto, CA 94301)
Phone:            (415) 473-7210
Fax:              (415) 473-7101
E-mail:           demoney@eng.sun.com

Notice of changes in the above addresses or contacts shall be given in writing in accordance with Section 12.5 of the Agreement.

                                   EXHIBIT B

                          END USER BINARY CODE LICENSE

      SUN IS WILLING TO LICENSE THE ACCOMPANYING SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT. READ THE TERMS AND CONDITIONS OF THIS LICENSE CAREFULLY BEFORE OPENING THE SOFTWARE MEDIA PACKAGE. BY OPENING THE SOFTWARE MEDIA PACKAGE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THIS AGREEMENT, RETURN THE SOFTWARE UNUSED WITHIN FIFTEEN (15) DAYS OF PURCHASE FOR A REFUND OF THE LICENSE FEE PAID.

      1. License to Use. Customer is granted a non-exclusive and non-transferable license ("License") for the use of the accompanying binary software in machine-readable form, together with accompanying documentation ("Software"), by the number of users and the class of computer hardware for which the corresponding fee has been paid.

      2. Restrictions. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Unless enforcement of this provision is prohibited by applicable law, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

      3. Confidentiality. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

      4. Limited Warranty. Sun warrants that for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt: the media on which Software is furnished will be free of defects in materials and workmanship under normal use. Otherwise, the Software is provided "AS IS". This limited warranty extends only to Customer as the original licensee. Customer's exclusive remedy and Sun's entire liability under this limited warranty will be at Sun's option to repair, replace, or refund the license fee paid therefor.

      5. Disclaimer of Warranty. EXCEPT AS SPECIFIED IN THIS LICENSE, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

      6. Limitation of Liability. IN NO EVENT WILL SUN BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE, EVENT IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun's liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee paid by Customer for Software. The foregoing limitations shall apply even if the above stated warranty fails of its essential purpose.

      7. Termination. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

      8. Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

      9. U.S. Government Restricted Rights. The Software is provided only under the terms and conditions of this Agreement. The FAR and/or DFAR or any other Agency provisions relating to Rights in Data, Computer Software and/or Technical Data do not apply, even though some of the terms of those provisions may be similar to provisions stated herein. All Software and technical data to be provided directly or indirectly to the U.S. Government is subject to restrictions of FAR 52.227-14(g)(2)(6/87) and FAR 52.227-19(6/87), or DFAR
252.227-7015(b)(6/95) and DFAR 227.7202-3(a). Use, duplication, reproduction or disclosure by the U.S. Government is subject to such restrictions or successor provisions. Contractor/Manufacturer is: Sun Microsystems, Inc., 901 San Antonio Road, Palo Alto, CA 94303.

      10. Governing Law. This Agreement is made under, shall be governed by, and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

      11. Severability. If any of the above provisions are held to be in violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if in Sun's opinion deletion of any provisions of the License by operation of this paragraph unreasonably compromises the rights or liabilities of Sun or its licensors, Sun reserves the right to terminate the License and refund the fee paid by Customer as Customer's sole and exclusive remedy.

      12. Integration. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals, and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representation of each party.




* Indicates that confidential treatment has been granted for that portion of the text as marked and that the confidential portion has been filed separately with the U.S. Securities and Exchange Commission.

June 30, 1999                    Final                      Sun Confidential